Exhibit 21
SUBSIDIARIES OF THE REGISTRANT

Name	Place of Incorporation
Blackthorn Multi-Advisor Fund LP	Delaware, US
FCC Futures, Inc.	Iowa, US
FCC Investments, Inc.	Iowa, US
FCStone Advisory, Inc.	Iowa, US
FCStone Asia Pte. Ltd	Singapore
FCStone Australia Pty, Ltd.	Australia
FCStone Canada ULC	Nova Scotia, Canada
FCStone Carbon, LLC	Iowa, US
FCStone Commodities Services (Europe), Ltd.	Ireland
FCStone do Brazil Ltda.	Brazil
FCStone Financial, Inc.	Iowa, US
FCStone Forex, LLC	Iowa, US
FCStone Group, Inc.	Delaware
FCStone Information, LLC	Iowa, US
FCStone International, LLC	Iowa, US
FCStone Investments, Inc.	Iowa, US
FCStone Merchant Services, LLC	Delaware, US
FCStone Paraguay S.R.L.	Paraguay
FCStone, LLC	Iowa, US
Gainvest Asset Management Ltd.	British Virgin Islands
Gainvest S.A. Sociedad Gerente de Fondos Comunes de Inversion	Argentina
Gainvest Uruguay Asset Management S.A.	Uruguay
Gletir S.A.	Uruguay
Hanley Alternative Trade Group, LLC	Illinois, US
HGC Advisory Services, LLC	Illinois, US
HGC Asset Management, LLC	Illinois, US
HGC Office Services, LLC	Illinois, US
HGC Trading, LLC	Illinois, US
IAHC Bermuda, Ltd.	Bermuda
INTL Asia Pte. Ltd	Singapore
INTL Capital and Treasury Global Services Ltd.	Nigeria
INTL Capital S.A.	Argentina
INTL CIBSA Sociedad de Bolsa S.A.	Argentina
INTL Colombia Ltda.	Colombia
INTL Commodities DMCC	Dubai, United Arab Emirates
INTL Commodities Mexico S de RL de CV	Mexico
INTL Commodities, Inc.	Delaware, US
INTL FCStone (Europe) Ltd.	United Kingdom
INTL FCStone (Netherlands) B.V.	The Netherlands
INTL FCStone SA	Argentina
INTL Gainvest Capital Assessoria Financeira Ltda.	Brazil
INTL Global Currencies Limited	United Kingdom
INTL Hanley, LLC	Iowa, US
INTL Hencorp Futures, LLC	Florida, US
INTL Holding (U.K.) Limited	United Kingdom
INTL Netherlands B.V.	The Netherlands
INTL Participacoes Ltda.	Brazil
INTL Provident, Inc. (formerly INTL Assets, Inc.)	Florida, US
INTL Sieramet, LLC	Delaware, US
INTL Trading, Inc.	Florida, US
INTL Universal Commercial (Shanghai) Co., Ltd.	China
Risk Management Incorporated	Illinois, US
RMI Consulting, Inc.	Illinois, US
Westown Commodities, LLC	Iowa, US